UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Gentex Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

600 North Centennial Street

Zeeland, Michigan 49464

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The Annual Meeting of the Shareholders of Gentex Corporation (the “Company”), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 15, 2014, at 4:30 p.m. EDT, for the following purposes:

1.	To elect six directors as set forth in the Proxy Statement.

2.	To consider a proposal to amend the Restated Articles of Incorporation to increase the authorized shares of common stock.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2014.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

5.	To consider a proposal to approve the Employee Stock Option Plan.

6.	To consider a proposal to amend the 2012 Amended and Restated Nonemployee Director Stock Option Plan.

7.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

The Board of Directors recommends that shareholders vote:

A.	FOR Item 1

B.	FOR Item 2

C.	FOR Item 3

D.	FOR Item 4

E.	FOR Item 5, and

F.	FOR Item 6

Shareholders of record as of the close of business on March 17, 2014, are entitled to notice of, to attend, and to vote at the meeting and are being sent this Proxy Statement on or about April 4, 2014. We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of the Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method. If your shares are held in “street name,” (that is held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

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2

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on May 15, 2014

You are receiving this notice that the proxy materials for our 2014 Annual Meeting of Shareholders are available on the Internet. The following proxy materials can be found https://www.proxyvote.com:

•	Company’s 2014 Proxy Statement;

•	Company’s Annual Report to Shareholders for the year ended December 31, 2013; and

•	Proxy Card or Voting Instruction Form.

Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above. If you do attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy as set forth in the Proxy Statement, and provide proof of ownership of Company shares as of the record date of March 17, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Mark W. Newton Secretary

April 4, 2014

3

GENTEX CORPORATION

600 North Centennial Street

Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 15, 2014

QUESTIONS & ANSWERS

PROXY STATEMENT

Why am I receiving this Proxy Statement?

The Company’s Board of Directors is soliciting proxies for the 2014 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you owned shares of the Company’s common stock on March 17, 2014, which entitles you to notice of, to attend, and to vote at the meeting. By use of a Proxy, you may vote whether or not you plan to attend the meeting. This Proxy Statement describes the matters on which the Board would like you to vote, and provides information on those matters, so that you can make an informed decision.

The Notice of the Annual Meeting of Shareholders (including Notice Regarding the Availability of Proxy Materials), Proxy Statement, Annual Report for the year ended December 31, 2013, and Proxy Card or Voting Instruction Form are being mailed to shareholders on or about April 4, 2014. These materials are available at https://www.proxyvote.com or

https://materials.proxyvote.com/371901.

What will I be voting on?

•	Election of six directors (see pages 7-11).

•	Approval of amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock (see page19 and Appendix B).

•	Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2014 (see page 33).

•	Approval, on an advisory basis, of the compensation of the Company’s named executive officers (see pages 33-34).
•	Approval of the Employee Stock Option Plan (see pages 34-36 and Appendix C).

•	Approval of amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan (see pages 36-38 and Appendix D).

The Board of Directors recommends a vote: FOR each of the nominees to the Board of Directors; FOR approval of amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock; FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2014; FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR approval of the Employee Stock Option Plan; and FOR approval of amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting. We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy in accordance with this Proxy Statement and provide proof of ownership of Company shares as of the record date of March 17, 2014.

Please note that there are separate telephone and Internet arrangements, depending upon whether you are a holder of record [that is, if your shares are registered in your own name with the Company’s transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in “street name” (that is, if your shares are held for you by a broker or other nominee).

Shareholders of record voting by Proxy may use one of the following three options:

•	Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or

•	Voting by toll-free telephone (instructions are on the Proxy Card or Voting Instruction Form); or

•	Filling out the enclosed Proxy Card or Voting Instruction Form, signing it, and mailing it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee to see which options are available to you.

A beneficial owner who wants to cast a vote directly, rather than have a broker or other nominee do so, can either: become a registered owner; or ask the broker or nominee to execute a proxy on your behalf. You can become a registered owner by having your broker or other nominee “certificate” your position, in which case you will receive an actual certificate for your stock, or your share ownership can be moved into a “direct registration system.” Alternatively, you can check a box on the Voting Instruction Form indicating your plan to attend the meeting and to vote your shares directly, in which case your broker or other nominee should then send you your proxy. Please contact your broker or other nominee for more details.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EDT on May 14, 2014. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

•	Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;
•	Delivering a later-dated Proxy (including a telephone or Internet vote); or

•	Voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 17, 2014.

How many shares are entitled to vote?

There were 145,775,601 shares of the Company common stock outstanding as of March 17, 2014, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company’s Bylaws, a majority of all of the voting shares of the capital stock issued and outstanding as of March 17, 2014, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card or Voting Instruction Form?

If you return a Proxy Card or Voting Instruction Form without indicating your vote for some or all of the matters, if permissible, your shares will be voted as follows for any matter you did not vote on:

•	For the approval of the director nominees to the Board of Directors listed on the card.

•	For the approval of amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock.

•	For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2014.

•	For the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	For the approval of the Employee Stock Option Plan.

•	For the approval of amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan.

How many votes are needed for the approval of items upon which the shareholders are being asked to vote?

•	Under Michigan law, the six nominees for director will be elected by a plurality of the votes cast. Notwithstanding the foregoing, the Company’s Bylaws provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors.

•	Under Michigan law, amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock must be approved by a majority of the outstanding common stock.

•	Ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2014, is by a majority votes cast.

•	The proposal to approve the compensation of the Company’s named executive officers is advisory and the Board of Directors will take such votes into account when considering future actions.

•	The proposal to approve the Employee Stock Option Plan must be approved by a majority of votes cast.

•	The proposal to approve amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan must be approved by a majority of votes cast.

What if I vote “abstain?”

A vote to “abstain” on the election of the directors, on ratification of Ernst & Young LLP as the Company’s auditors, the Employee Stock Option Plan, or the amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan will have no effect on the outcome. The proposal to amend the Restated Articles of Incorporation to increase the authorized shares of common stock requires a majority of all outstanding common stock, so an abstention will have the same effect as a no vote. A vote to abstain with respect to approval of named executive officer compensation will be taken into account by the Board of Directors in determining future action.

What if I do not return my Proxy Card or Voting Instruction Form and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you do not give your broker or other nominee specific voting instructions for your shares, your broker or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on the matters to be voted upon, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors, but may affect the other matters to be voted upon as set forth in this Proxy Statement, such as the amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your individual voting privacy. Your individual vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation of votes and certification of the vote; or

•	to facilitate successful Proxy solicitation by our Board of Directors.

Occasionally, shareholders provide written comments on their Proxy Cards or Voting Instruction Forms which are then forwarded to the Company’s management.

ANNUAL REPORT

Will I receive a copy of the Company’s Annual Report?

Unless you have previously elected to view the Company’s Annual Report over the Internet, we have mailed the Annual Report for the year ended December 31, 2013, with this Proxy Statement. The Annual Report includes the Company’s audited financial statements, along with other information. You are urged to read it carefully.

How can I receive a copy of the Company’s Form 10-K?

You can obtain, free of charge, a copy of our Form 10-K for the year ended December 31, 2013, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary

Gentex Corporation

600 North Centennial Street

Zeeland, Michigan 49464

You can also obtain a copy of the Company’s Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s Internet web site under the heading “SEC Filings” at: http://ir.gentex.com.

The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at http://www.sec.gov.

ELECTRONIC DELIVERY AND AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2013 Annual Report are available at:

https://materials.proxyvote.com/371901.

They are also available on the Company’s Internet web site under the heading “Electronic Literature” at:

http://ir.gentex.com

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail, and the Company urges you to do so.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

•	Following the instructions provided when you vote over the Internet, or
•	Going to https://www.icsdelivery.com/gntx and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in “street name,” and choose to view future Proxy Statements and Annual Reports over the Internet and your broker or other nominee participates in this service, you will receive an e-mail message from your broker/nominee next year containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

HOUSEHOLDING INFORMATION

What is “householding?”

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. “Householding” is intended to reduce printing costs, mailing costs and fees by eliminating the mailing of duplicate copies of the Annual Report and Proxy Statement to any household at which two or more shareholders reside if they appear to be members of the same family. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to such households if the shareholders at such household consent, unless one of the shareholders at the address notifies us that they wish to receive additional copies. Consent given will remain effective until revoked by a shareholder.

Shareholders who participate in householding will continue to receive separate Proxy Cards or Voting Instruction Forms. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request to the Corporate Secretary (at 600 North Centennial Street, Zeeland, Michigan 49464, 1-616-772-1800), we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate Annual Reports, Proxy Statements and other disclosure documents, you should withhold your consent by checking the appropriate box on the enclosed Proxy Card or Voting Instruction Form and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card or Voting Instruction Form should be returned and marked appropriately to withhold your consent to householding.

If you do not return the Proxy Card or Voting Instruction Form to withhold your consent to the householding program, you may revoke your consent at any future date. Please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of the receipt of the revocation of your consent, following which you will receive an individual copy of our disclosure documents.

If you are receiving multiple copies of the Annual Report and Proxy Statement at an address shared with another shareholder, you may also contact Broadridge as set forth above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in “street name,” please contact your broker or other nominee to request information about householding.

BUSINESS HIGHLIGHTS

In 2013, the Company experienced record net sales, net income, and earnings per share. Highlights include (in thousands, except per share data):

	2013	2012	2011
Net Sales	$1,171,864	$1,099,560	$1,023,762
Operating Income	$304,742	$234,455	$130,212
Net Income	$222,930	$168,587	$164,668
Earnings Per Share (Fully Diluted)	$1.55	$1.17	$1.14
Cash Dividends Declared Per Common Share	$.56	$0.52	$0.48
Total Assets	$1,764,088	$1,265,691	$1,176,027
Long-Term Debt Outstanding at Year End	$265,625	$—	$—

In 2013, the Company also completed the acquisition of certain assets and liabilities of Johnson Controls, Inc. related to Johnson Controls, Inc.’s wireless vehicle/home communication HomeLink business.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished on or about April 4, 2014, to the shareholders of Gentex Corporation as of the record date, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 15, 2014, at 4:30 p.m. EDT, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426.

Each shareholder as of the record date, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

There are four ways to vote your shares:

1)	By Internet at https://www.proxyvote.com. We encourage you to vote this way.

2)	By toll-free telephone (refer to your Proxy Card or Voting Instruction Form for the correct number).

3)	By completing and mailing your Proxy Card or Voting Instruction Form.

4)	By written ballot at the Annual Meeting.

If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted FOR the election of all nominees named in the Proxy; FOR approval of amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock; FOR ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2014; FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR approval of the Employee Stock Option Plan; and FOR approval of amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan. These proposals are described in this Proxy Statement. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy, including a telephone or Internet vote, or (3) attending the meeting and voting in person, as discussed above.

VOTING SECURITIES AND RECORD DATE

March 17, 2014, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 145,775,601 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on matters presented to shareholders, though the Board will consider abstentions in determining future actions.

ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has currently set the number of directors at nine. The Restated Articles of Incorporation state that beginning with the annual meeting of shareholders that is held in calendar year 2013, directors shall be elected annually for terms expiring at the next annual meeting of shareholders; provided, however, that any director in office prior to such 2013 annual meeting of shareholders shall continue to hold office until the end of the term for which such director was elected.

The majority of the members of the Company’s Board of Directors qualify as “independent directors” as determined in accordance with the current listing standards of The NASDAQ Global Select Market (“NASDAQ”). Based on these current NASDAQ listing standards, the Company’s Board has identified and affirmatively determined the following directors have no material relationships with the Company other than as a director and are independent: Gary Goode, Pete Hoekstra, Arlyn Lanting, John Mulder, Richard Schaum, Fred Sotok, and James Wallace. In making its independence determinations, the Board considered: the former employment and a former consulting arrangement of Mr. Mulder; the former employment of Mr. Lanting; and the fact that Mr. Sotok’s son has an indirect interest in a former vendor of the Company. The Board determined that these circumstances do not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided to the Board by new director nominee James Hollars, the Board has affirmatively determined that even after considering his former employment (as described below), Mr. Hollars has no material relationship with the Company and will qualify as an independent director under the NASDAQ listing standards, if elected. Mr. Wallace has been elected as Lead Independent Director under the Company’s Lead Independent Director Policy.

Each of the current Board of Directors members (including the nominees and new nominee for election as directors at the Annual Meeting) have been determined to meet the required experience and qualifications set forth in the Company’s Position Profile: Member of the Board of Directors, including, among them, high levels of personal and professional integrity, distinguished management careers, and the demonstrated or perceived ability to work effectively as Board members. Combined with the other desirable characteristics and experience of such individuals, these individuals have the experience, qualifications, attributes, and/or skills (which are described below) which led the Nominating Committee to recommend such individuals to the Board for nomination for election to the Board, and led the Board to conclude such individuals should be nominated for election to the Board. Based on interviews and interactions with the members of the Nominating Committee and the Board, the Board believes Mr. Hollars will be able to work effectively with the Board.

The terms of current Board of Directors members: Pete Hoekstra, Arlyn Lanting, John Mulder, Mark Newton, Richard Schaum, and Frederick Sotok, will expire upon the election of the directors to be elected at the 2014 Annual Meeting. The Board has (upon the recommendation of the Company’s Nominating Committee), nominated Pete Hoekstra, James Hollars, John Mulder, Mark Newton, Richard Schaum, and Frederick Sotok for election as directors at the Annual Meeting, each to serve a one-year term expiring in 2015. Based on mutual decision, including Mr. Lanting’s desire to devote even more time to supporting certain ministries in which he has deep involvement, Mr. Lanting will not stand for reelection. Mr. Hollars is a new director nominee who is known to management and the Board by virtue of his former employment and became a candidate based on such knowledge of him.

Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card or Voting Instruction Form, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described above and below. If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, under the recommendation of the Nominating Committee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the nominees who receive the largest number of affirmative votes will be elected, regardless of the number of votes received. Notwithstanding the foregoing, the Company, in response to a shareholder proposal and with the proponent’s concurrence with the Company’s implementation of the same, amended its Bylaws to provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors. Each of the nominees has agreed to tender his resignation in writing to the Board if he is not elected by a majority of votes cast. Broker non-votes and votes withheld will not have a bearing on the outcome of the election (though the Nominating Committee and Board will consider abstentions in making future nominations). Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of February 20, 2014.

Name (Age) and Position	Business Experience
Nominees for Terms to Expire in 2015
Pete Hoekstra (60) Director since 2013	Mr. Hoekstra serves as a senior advisor at Dickstein Shapiro LLP in the firm’s Public Policy and Law Practice, where he provides business consulting in intelligence and national security, education and labor. He served in the United States Congress for 18 years, representing Michigan’s 2nd Congressional District from 1993 to 2011, and is in rare company as a former U.S. Congressman with experience as a Fortune 500 business executive. Before his election to Congress, he worked at Herman Miller, Inc. for 15 years, becoming vice president of marketing at the Zeeland, Michigan-based office furniture manufacturer during a period when that company’s revenues grew approximately 800%. At Herman Miller, Mr. Hoekstra worked in product development, product management, and dealer development as he rose through the ranks. Mr. Hoekstra provides the Board with a unique blend of expertise and perspective on the global marketplace and public policy implications. Mr. Hoekstra has affirmatively been identified as an independent director by the Board of Directors.

James Hollars (69) New Director Nominee

Mr. Hollars has, since 2010, been a member of the Advisory Board of Racemark International, a supplier of high-end floor mats to the global automotive industry with production locations in the United States, Switzerland, and Hungary. Mr. Hollars was the Senior Vice President - Sales for the Company from 1999 to 2009. Mr. Hollars automotive career began in 1965 at Chrysler Corp. In 1973 he joined Lear Siegler, Inc. (LSI), an automotive, aerospace and commercial products supplier. During the next 14 years he held management positions at five different divisions, including leading three divisions as President. After LSI was taken over in 1987, he joined a group of key managers who led the successful management buyout of the Lear Siegler Seating Division, later Lear Corp. Lear specialized in the design, manufacture and just-in-time delivery of complete automotive seat sets. Mr. Hollars was Senior Vice President in charge of International operations. In 1990 he moved to Europe and until his retirement in 1998, led the business there through a period of rapid growth, during which Lear became one of the largest suppliers to the European Automotive industry. Mr. Hollars has an exceptional understanding of the sales process for suppliers to automotive OEMs, especially in Europe which continues to be the Company’s largest geographic market. It is expected that Mr. Hollars will offer the Board unique insight into the decision-making process of automotive customers in regards to sourcing. He also has familiarity with the Company’s core business principles and what it takes to work in an entrepreneurial environment. The Board believes Mr. Hollars will be able to work effectively with the other directors. Mr. Hollars has been affirmatively identified as an independent director, if elected.

John Mulder (77) Director since 1992	Mr. Mulder was the Vice President-Customer Relations of the Company from February 2000 to June 2002. Before that, he was Senior Vice President-Automotive Marketing of the Company from September 1998 to February 2000. Prior to September 1998, he was Vice President- Automotive Marketing of the Company for more than five years. Mr. Mulder’s overall understanding of the Company’s primary industry and intimate knowledge of selling to automotive original equipment manufacturers provides valuable insight to the Board of Directors. His familiarity with the Company’s core business principles and close relationship developed over the years with relevant decision makers at the Company’s customers offer the Board a valuable perspective. Mr. Mulder has affirmatively been identified as an independent director by the Board of Directors.

Mark Newton (54) Director since 2010	Mr. Newton is Senior Vice President of the Company. He joined the Company in 2004 as Advanced Lighting Developer and has held increasingly challenging management positions since then. He was promoted to: Photonics Engineering Manager in 2005; Vice President of Purchasing and Photonics in 2006; Vice President of Purchasing and Advanced Technology in 2007; Senior Vice President of Electrical Engineering and Purchasing in 2008; and he became an executive officer of the Company that year. He was further promoted to Senior Vice President of Electronics, Purchasing, and North American Sales in 2009 and to Senior Vice President in 2010. Mr. Newton knows and understands the global automotive industry and electronics technologies, in addition to the entrepreneurial culture of the Company and its importance to the past and future success of the Company. Mr. Newton also has significant experience in optoelectronics and LED/lighting. In addition, he is the named inventor on a number of the Company’s patents.

Richard Schaum (67) Director since 2011	Mr. Schaum has been General Manager of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003. From October 2003 until June 2005, he was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc., a startup company involved in the commercialization of proprietary electric propulsion systems. Prior to that, for more than thirty years, he was with DaimlerChrysler Corporation, and its predecessor, Chrysler Corporation, including as Executive Vice President, Product Development, and General Manager of Powertrain Operations. His responsibilities over those years included product development, manufacturing, program management and quality. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President from 2007 to 2008. He is currently a director and a member of the Corporate Governance Committee of BorgWarner, Inc., a publicly-traded company that manufactures and sells technologies for engines and drive trains. He is also on the Board of Directors and is a member of the Audit and Compensation Committees of Sterling Construction, Inc., a heavy civil construction company. Mr. Schaum has extensive executive and management experience at all levels in a Fortune 100 company, and more recent experience with an entrepreneurial start-up company, as well as knowledge of, and interest in, corporate governance matters, gained on the board of a Fortune 500 company. In addition, his technical background and operating experience contribute to the breadth and depth of the Board’s interactions and deliberations. Mr. Schaum has been affirmatively identified as an independent director by the Board of Directors. Mr. Schaum serves on the Company’s Audit and Compensation Committees.

Frederick Sotok (79) Director since 2000	Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls in 1996) in the last five years of his employment which began in October 1977 and ended in October 1996. By virtue of Mr. Sotok’s former position at a large automotive interior and electronic parts supplier, Mr. Sotok has a thorough understanding of the global automotive industry and the unique challenges faced by automotive suppliers, including both organizational and administrative issues. Mr. Sotok’s 17 years of experience in manufacturing management at General Electric also provides the Board of Directors with manufacturing experience to draw upon. Mr. Sotok has affirmatively been identified as an independent director by the Board of Directors.
Name (Age) and Position	Business Experience Past Five Years
Directors Whose Terms Expire in 2015
Fred Bauer (71) Director since 1981	Mr. Bauer is the Chairman and Chief Executive Officer of the Company, and he has held that position for more than five years. As a founder of the Company, Mr. Bauer offers a vast wealth of knowledge and experience with respect to the Company and the industries in which it operates that only comes with 35 plus years of dedicated service. Mr. Bauer thoroughly understands the Company’s industries and has practical experience with the operational, engineering, administrative, and financial aspects of the Company, due to the many roles in which he has served the Company over the years. Mr. Bauer has overseen the Company’s increase in market capitalization from approximately $17 million at its initial public offering in 1981 to approximately $4.65 billion as of March 1, 2014. In addition, he is also the named inventor on a number of the Company’s patents.

Gary Goode (69) Director since 2003

Mr. Goode is the Chairman of Titan Distribution LLC, an Elkhart, Indiana, company that offers consulting and distribution services related to structural adhesives, and has held that position since 2004. He was previously employed at Arthur Andersen LLP (“Andersen”) for 29 years, including 11 years as the managing partner of its West Michigan practice, until his retirement in 2001. He is currently a director and Chairman of the Audit Committee at Universal Forest Products, Inc.

As an audit committee financial expert, Mr. Goode provides the Board with financial reporting and accounting expertise. His many years of public accounting experience provided Mr. Goode the opportunity to work with a great variety of small and large companies, including public companies, in a broad array of industries (including automotive and technology companies). Such experience allows Mr. Goode to provide excellent perspective to the Board. Mr. Goode has affirmatively been identified as an independent director by the Board of Directors and as an audit committee financial expert. He is the Chairman of the Company’s Audit and Compensation Committees, and serves on the Company’s Nominating Committee.

James Wallace (71) Director since 2007	Mr. Wallace is Chairman of the Board of Cranel, Inc., a Columbus, Ohio, company that provides storage, imaging, and information technology services; data storage solutions; document imaging, storage, publishing, and duplication services; and support, to the storage and imaging industry. Previously, he served as President and Chief Executive Officer of Cranel, Inc. for more than five years. His experience in the information technology services industry offers the Board of Directors an understanding of evolving technologies, in addition to manufacturing expertise, especially while operating in an entrepreneurial environment. Mr. Wallace has affirmatively been identified as an independent director by the Board of Directors. Mr. Wallace is the Chairman of the Company’s Nominating Committee and serves on the Company’s Compensation Committee. He has been elected Lead Independent Director under the Company’s Lead Independent Director Policy.

Director Whose Term Expires in 2014
Arlyn Lanting (73) Director since 1981	Until its dissolution in 2007, Mr. Lanting served as the Vice President-Finance of Aspen Enterprises, Ltd., a Grand Rapids, Michigan, investment company. He held that position for more than five years. Mr. Lanting’s long-time service has demonstrated his ability to apply his breadth of business experience (ranging from startups to publicly-held companies) to the Company’s particular circumstances, opportunities and challenges. Mr. Lanting’s past involvement with the public offering process and publicly-held companies provides insight to the issues (such as disclosure and market perception) that are part of being a publicly-held company. Mr. Lanting also offers experience and knowledge in investing issues. Mr. Lanting has affirmatively been identified as an independent director by the Board of Directors. Mr. Lanting serves on the Company’s Audit Committee.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption “EXECUTIVE COMPENSATION,” and all directors and such executive officers as a group. The content of this table is based upon information supplied by the Company’s named executive officers, directors and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2014.

	Amount and Nature of Ownership
Name of Beneficial Owner	Shares Beneficially Owned (1)		Exercisable Options (2)	Percent of Class
Fred Bauer	4,463,884		449,020	3.1%
Steve Downing	22,530		7,055	*
Steve Dykman	20,618		14,618	*
Paul Flynn	14,303	(3)	9,538	*
Gary Goode	62,000		60,000	*
Pete Hoekstra	10,000	(4)	6,000	*
James Hollars	452		0	*
Arlyn Lanting	294,000		54,000	*
Bruce Los	60,399		44,160	*
John Mulder	86,308	(5)	12,000	*
Mark Newton	77,734		34,674	*
Richard Schaum	20,000		18,000	*
Frederick Sotok	35,348	(6)	21,500	*
James Wallace	50,700		42,000	*
All directors and executive officers as a group (14 persons)	5,218,276		772,565	3.6%

*	Less than one percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.
(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned “Shares Beneficially Owned.”
(3)	Includes 279 shares held by Mr. Flynn’s wife in an individual retirement account.
(4)	Includes 500 shares held by Mr. Hoekstra’s wife in an individual retirement account.
(5)	Includes 30,000 shares held in a trust established by Mr. Mulder’s spouse, and Mr. Mulder disclaims beneficial ownership of these shares.
(6)	Includes 174 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent of the Company’s voting securities as of December 31, 2013. The information contained in this table is based on information contained in Schedule 13G.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	9,022,881 shares	6.2%
40 East 52nd Street
New York, NY 10022
The VanGuard Group	8,507,086 shares	5.9%
100 Vanguard Blvd.
Malvern, PA 19355

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance as written herein for the purpose of defining responsibilities, setting high standards of professionalism and personal conduct, and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, and, in accordance with the Company’s Bylaws, may appoint other committees from time to time. Each committee has a written charter. All such charters, as well as any documents marked with an asterisk (*) in this Proxy Statement, are available under the heading “Corporate Governance” on the Company’s internet web site at http://ir.gentex.com. A hard copy of any of these documents will be provided to any shareholder who submits a request in writing to the Corporate Secretary, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.

Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board attended the 2013 Annual Meeting of Shareholders. Each of the current members of the Board, including all nominees for the Board, are expected to attend the 2014 Annual Meeting of Shareholders. During 2013, the Board held six Board meetings. All directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

Responsiveness to Shareholders

•	The fact that the Company has declassified its Board of Directors and implemented majority voting for directors (in the form of a director resignation Bylaw) in response to shareholder proposals, as well as allowing its shareholder rights plan (poison pill) to expire, demonstrates recent responsiveness to expressed shareholder concerns. In fact, implementation of majority voting for directors (in the form of a director resignation Bylaw) was done with the input and concurrence of the shareholder proponent as to form of adoption of the same.

•	The fact that the Company has implemented a Lead Independent Director Policy (*) also demonstrates its commitment to good corporate governance and ongoing engagement with shareholders.

•	The Company has added a Sustainability section to its website and additional diversity considerations to its director nominating policies in response to suggestions from shareholders.

•	In addition to demonstrating recent responsiveness to shareholder concerns, the Company has historically “put its money where its mouth is” in terms of good corporate governance as demonstrated by its long-term compensation system applicable to executives and employees alike, which ensures that all team members share in financial opportunities and sacrifices by emphasizing stock-based compensation so employees win when shareholders win. The Company does not have any employment agreements as all employees (including executive officers) are at-will and there are no “golden parachutes” or other excessive perquisites.

Lead Independent Director/Independent Directors

•	Under the Company’s Lead Independent Director Policy, Mr. Wallace has been elected Lead Independent Director by the Board of Directors independent directors.

•	In addition to acting as a liaison between the independent directors and the Chairman, the Lead Independent Director has such duties and responsibilities as the Board of Directors may assign to him or her, including: presiding at all meetings of the Board at which the Chairman is not present; presiding at all executive sessions of independent directors and the ability to call such meetings; approving all information being sent to the Board, including meeting agendas and board meeting schedules (to ensure enough time for discussion of all agenda items); being available for meetings with major shareholders upon request; and retaining advisors, among others.

•	In accordance with the NASDAQ Stock Market Rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board has affirmatively determined a majority of its members are independent, and they include Messrs. Goode, Hoekstra, Lanting, Mulder, Schaum, Sotok, and Wallace. Given the foregoing, a majority of the Board is comprised of independent directors as defined in the NASDAQ Stock Market Rules. In fact, a super majority of Board members are independent and that will not change if all nominees presented in this Proxy Statement are elected as directors.

•	A meeting of the independent directors, separate from management, is an agenda item at each Board of Directors meeting. During 2013, the independent directors met on four occasions.

Board of Directors Leadership Structure

•	Fred Bauer has served as Chairman of the Board of Directors and Chief Executive Officer (CEO) of the Company for 35 plus years. The Company’s market capitalization has increased from approximately $17 million at the initial public offering in 1981 to approximately $4.65 billion as of March 1, 2014. As a founder of the Company, Mr. Bauer is uniquely situated to serve as Chairman and CEO, which has been demonstrated by the Company’s historical performance.

•	As noted above, the Board also has a Lead Independent Director and the independent members of the Board have as an agenda item, in connection with each Board meeting, the opportunity to meet. The Company acknowledges that independent board leadership is important and believes that it is already getting such leadership from its independent directors, which has been bolstered by election of a Lead Independent Director. As such, there is no need at this time to separate the Chairman and CEO roles as a matter of policy (although it could be appropriate to do so in the future).

•	The Company continues to believe it is important that the Board have flexibility to determine the most qualified person to serve as Board Chairman rather than unduly impairing such flexibility with any policy requiring an independent Board Chairman.

•	The Board continues to believe that the Company is fortunate to have Mr. Bauer, a founder of the Company, serve as Chairman of the Board and Chief Executive Officer of the Company, as his 35 plus years of experience makes him the best choice for each of these roles.

•	The Board has also determined that having Mr. Bauer serve in each of these roles has allowed the Company to speak with one voice, avoid the dilution of leadership, and empowered Mr. Bauer to act with determination, all of which have benefited the Company and its shareholders. The Board believes that having the flexibility to choose the Chairman best suited to serve in the future is important as well.

Audit Committee

•	The Company’s Audit Committee currently includes Messrs. Goode (Chairman), Lanting, and Schaum.

•	The Audit Committee met four times during the fiscal year ended December 31, 2013. Information regarding the functions performed by the Committee is set forth in the following “Report of the Audit Committee.”

•	The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.

•	The Audit Committee operates pursuant to the Gentex Corporation Audit Committee Charter (*).

•	The Company’s independent auditors report directly to the Audit Committee.

•	The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies or material weaknesses in the design or operation of internal controls.

•	The Audit Committee’s policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors is outlined in a document called “Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors,” which is attached as Appendix A to this Proxy Statement.

•	The Audit Committee has adopted a policy titled “Complaint Procedures for Accounting and Auditing Matters” (*) to enable confidential and anonymous reporting to the Audit Committee.

•	The Audit Committee reviews and approves all related-party transactions in accordance with its Charter. This review and approval covers all manners of related-party transactions, which are viewed in light of applicable disclosure requirements, independence standards for directors, and applicable Company codes and policies.

Compensation Committee

•	The Company’s Compensation Committee currently includes Messrs. Goode (Chairman), Schaum, and Wallace.

•	The Compensation Committee met six times during the fiscal year ended December 31, 2013. The Compensation Committee is responsible for administering the Company’s stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. Information regarding functions performed by the Committee is set forth in the following “Compensation Committee Report.”

•	The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Compensation Committee operates pursuant to the Gentex Corporation Compensation Committee Charter (*).

•	More information regarding the scope of authority of the Compensation Committee, any delegation of its authority, and the role of executive officers is set forth in the “Compensation Discussion and Analysis” below.

•	Although the Compensation Committee has authority under its Charter to hire consultants, it has not done so to date and, as such, compensation consultants and other advisors have played no role in determining or recommending the amounts or form of executive officer and director compensation.

•	The Compensation Committee does not believe that the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating Committee

•	The Company’s Nominating Committee currently includes Messrs. Wallace (Chairman) and Goode.

•	The Nominating Committee met one time during the fiscal year ended December 31, 2013 (holding other discussions at regularly scheduled Board of Directors meetings, including consideration of potential candidates for nomination to the Board). The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board and met in February 2014 in accordance with such responsibilities.

•	The Board of Directors has affirmatively determined that all members of the Nominating Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Nominating Committee operates pursuant to the Gentex Corporation Nominating Committee Charter (*).

•	The Nominating Committee has adopted certain procedures contained in a document called “Selection Process for Board Candidates” (*) to consider candidates for director nominations. Generally, for each election of directors the Chair of the Nominating Committee identifies candidates with support of the other committee member(s), other board members, and management, as needed. Candidates that meet the established criteria are identified and presented to the entire Nominating Committee. The Nominating Committee will then conduct interviews and reviews, as appropriate and necessary. The Nominating Committee then meets to consider and approve the most qualified candidates so it can make its recommendation to the full Board of Directors.

•	The Nominating Committee has established the minimum qualifications for candidates, which are contained in a document called “Position Profile: Member of the Board of Directors” (*). Those required qualifications include: working and/or experience with an entrepreneurial company; high level of personal and professional integrity; successful and distinguished business management career (using the Company’s core principles); understanding of the Company’s markets; and ability to work effectively with current Board members. The Position Profile also sets forth other desirable experience and qualifications, including gender, race, ethnic, and country of origin diversity.

•	The Nominating Committee has not, to date, paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.

•	The Nominating Committee has not, to date, received any potential director candidates for nomination from any shareholder that beneficially owns more than five percent of the Company’s common stock.

•	The Nominating Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and shareholders. If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Restated Articles of Incorporation. If a shareholder desires to recommend a candidate for consideration by the Nominating Committee for inclusion in the Company’s 2015 Proxy Statement as a Board nominee, that recommendation should be submitted in writing, together with appropriate biographical information, to the Chairman of the Nominating Committee, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464. Any such nominations should be received by the Chairman of the Nominating Committee by no later than December 5, 2014, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice as set forth in the Company’s Restated Articles of Incorporation and Bylaws, or pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934.

•	In accordance with the above-referenced Selection Process for Board Candidates and the Position Profile, the independent directors approved the slate of nominees standing for election at the 2014 Annual Meeting of Shareholders, and recommended the same to the entire Board of Directors.

Codes

•	The Board of Directors has adopted a “Code of Ethics for Certain Senior Officers” (*) that applies to the Company’s chief executive officer, principal financial officer and principal accounting officer. Information concerning any alleged violations is to be reported to the Audit Committee.

•	The Company has also adopted a “Code of Business Conduct and Ethics” (*). This Code applies to all directors, officers and employees of the Company.

•	No waivers of either of the foregoing codes have occurred to date.

Shareholder Communication with Members of the Board of Directors

•	You may contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial, Zeeland, Michigan 49464. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

•	The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

•	Under the regulations of the Securities and Exchange Commission (SEC), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s web site under “SEC Filings” at http://ir.gentex.com.

Risk Oversight

•	While the Board of Directors oversees risk management, management of the Company is charged with managing risk through appropriate internal processes and internal controls. On behalf of the Board, the Audit Committee oversees Company risk policies and procedures relating to its financial statements and financial reporting processes, cyber risks, credit risks, and liquidity risks. Further, in accordance with the Audit Committee Charter, the Audit Committee periodically discusses with management the Company’s risk assessment and risk management and steps taken by management to control and mitigate risk exposure (other than risks arising from the Company’s compensation policies and practices, which are overseen by the Compensation Committee on behalf of the Board). Such discussions with management and the independent auditors address significant risks, exposures, and judgments as well as steps taken by management to address them. The Audit Committee and the Compensation Committee, respectively, report to the Board periodically with respect to such topics. This oversight does not necessarily have any material effect on the Company’s leadership structure. The Board also annually reviews the Company’s various insurance coverages.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Audit Committee reviews this Charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Pursuant to a meeting of the Audit Committee on February 20, 2014, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2014, and has submitted the same to the shareholders for ratification at the Annual Meeting.

This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Audit Committee:	Gary Goode, Chairman
Arlyn Lanting
Richard Schaum

February 20, 2014

Compensation Committee Report

The primary purpose of the Compensation Committee of the Board of Directors of the Company is to assist the Board in discharging its responsibilities related to compensation of the Company’s executives. The Compensation Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Compensation Committee reviews its Charter on an annual basis, recommending changes to the Board when and as appropriate. The Compensation Committee is comprised of three members, each of whom the Board has determined meets the appropriate independence tests for compensation committee members under the NASDAQ listing standards.

Pursuant to a meeting of the Compensation Committee held on February 20, 2014, the Compensation Committee reports that it has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on the above-referenced review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, and this Proxy Statement, for filing with the Securities and Exchange Commission.

This report of the Compensation Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Compensation Committee:	Gary Goode, Chairman
Richard Schaum
James Wallace

February 20, 2014

Proposal to Amend Restated Articles of Incorporation to Increase Authorized Shares of Common Stock

Article III of the Company’s Restated Articles of Incorporation currently provides for authorized capital stock of 205,000,000 shares, consisting of 200,000,000 shares of common stock, par value $.06 per share, and 5,000,000 shares of preferred stock, no par value. No preferred stock is presently outstanding. At March 17, 2014, there were 145,748,149 shares of common stock outstanding, and 4,067,185 shares have been reserved for issuance under the Company’s various stock plans.

At a meeting held on February 20, 2014, the Board of Directors resolved to amend Article III of the Restated Articles of Incorporation to increase the authorized shares of common stock from 200,000,000 to 400,000,000, and recommended the amendment for approval by the Company’s shareholders. The Board expressed its belief that the authorization of an additional 200,000,000 shares of common stock will provide increased flexibility for future plans. There are no current commitments or understandings with respect to issuing any shares for any particular purpose.

From time to time, the Company has considered potential acquisitions and management expects to continue to consider acquisition opportunities in the future. The Company’s common stock could potentially be used as consideration in an acquisition. The increase in authorized common stock also enhances the ability of the Board of Directors to consider alternatives to enhance the marketability of the Company’s common stock and ensures additional shares are available for potential issuance under the Company’s various stock plans as a means of retaining key personnel and attracting new personnel. It is also possible that the additional shares of common stock could be utilized by the Company as a part of a defensive strategy to counter any hostile takeover attempts. Having shares available for issuance in the future provides greater flexibility in that it will allow shares to be issued from time to time as determined by the Board without the need for shareholder approval (subject to NASDAQ listing rules, other applicable rules or regulations, and the Company’s governing documents). Shares of the Company’s common stock do not carry preemptive rights to purchase additional shares of the Company’s stock.

An increase in the authorized shares of common stock has no immediate effect. To the extent shares of common stock are issued in the future, they could potentially decrease existing shareholders percentage of equity ownership and/or could potentially be dilutive for existing shareholders.

The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Articles III is required for approval. Since an absolute majority of the outstanding shares is required, any ballot or proxy marked “abstain” will have the same effect as a negative vote. Accordingly, you may vote on the following resolution of the 2014 Annual Meeting of Shareholders:

RESOLVED, that Article III of the Company’s Restated Articles of Incorporation be amended to read as stated on Appendix B to the Company’s Proxy Statement.

The Board unanimously recommends that Article III of the Company’s Restated Articles of Incorporation be amended to read as stated on Appendix B to this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Overview of Our Compensation System

The Primary Objectives Are:

•	create and maintain an entrepreneurial culture

•	motivate employees to:

•	continue technical developments

•	improve customer satisfaction

•	create and maintain teamwork (all salaried employees subject to same system)

The Elements Comprise:

•	base salary

•	bonuses

•	stock-based incentives

What We Do:

•	emphasize stock-based incentives, essentially tying pay to performance as significant amounts of potential pay are not guaranteed

•	current pay (salary and bonus) predicated on competitive circumstances, but historically has been relatively low in favor of stock-based compensation

•	stock-based compensation intended to align executive and employee interests with the interests of our shareholders (appropriately structured so as to not encourage inappropriate risk taking)

What We Do Not Do:

•	no employment agreements as all employees (including executive officers) are at-will

•	no “golden parachute” or other change-in-control severance agreements

•	no excessive perquisites

•	no pension or deferred compensation arrangements

•	no option repricing

•	no trading of listed options or shorting of Company stock

•	no use of Company shares as collateral for margin trading or covered calls

Responsibilities

Compensation Committee. The Compensation Committee of our Board of Directors is appointed to assist our Board in discharging its responsibilities relating to the compensation of our executives. The Compensation Committee:

•	is comprised of three directors, each of whom has been determined by our Board to be independent under applicable standards and none of whom receive any consulting, advisory, or other compensation fee (other than fees for service as Board or committee members);

•	operates under and in accordance with the written Compensation Committee Charter; and

•	has a chair that sets meeting agendas and the calendar for meetings.

The Chief Executive Officer and other members of management attend meetings of the Compensation Committee at the request of the Committee. The Compensation Committee does, however, meet in executive session as appropriate. The Compensation Committee has the authority to engage outside consultants and advisors to advise the Committee with respect to compensation of executives, in its discretion, but has not done so to date.

Board of Directors. The Board of Directors has responsibility to annually assess our director compensation program. Members of management attend meetings of the Board at the Board’s request, but the Board meets in executive session when required.

Role of Executives in Establishing Compensation

While the Compensation Committee is responsible for recommending CEO and other executive officer compensation to the Board of Directors for approval in accordance with the Compensation Committee Charter, the CEO in particular provides input and makes recommendations to the Compensation Committee with respect to compensation decisions for non-CEO executive officers. In fact, the CEO (along with management) is primarily responsible for making compensation decisions for our other employees within guidelines established by the Compensation Committee. The Compensation Committee does, however, review and approve all stock-based awards. Since the Compensation Committee and the entire Board recognize that the CEO and other executive officers have the greatest opportunity to influence our performance, our Compensation Committee concentrates its efforts on establishing proper rewards and incentives for executive officers. This structure provides our CEO and executive officers the freedom to influence and motivate our employees to positively impact our Company performance within the guidelines established by the Compensation Committee.

Compensation Committee Activity

During fiscal year 2013, the Compensation Committee met six times and also met in February of 2014 to approve the Compensation Committee Report included in the Proxy Statement. Included in the activities of the Compensation Committee was a review of each element of compensation payable to named executive officers, as well as the total compensation payable to them, by use of an executive officer equity compensation tally sheet (including stock appreciation). These tally sheets help reflect compensation for a certain number of previous years so that compensation decisions of the Compensation Committee and the Board can be placed in the appropriate context.

Consistency

The global financial crisis, among other circumstances, prompted a shift in attitudes with regard to executive pay, as demonstrated by changing pay practices and certain requirements of the Dodd-Frank Act. The Company, however, has not wavered from its compensation philosophy and has maintained consistency in the entirety of its compensation program structure and features which are intended to align the interests of executives and employees with those of our shareholders.

Objectives of Compensation Program

Compensation Philosophy. Our compensation program is comprised of three fundamental elements:

•	base salary;

•	bonuses; and

•	stock-based incentives.

These elements are intended to reflect our cultural emphasis on all team members sharing in the financial opportunities and sacrifices at our Company, just as our shareholders do and are intended and structured to avoid encouraging excessive and unnecessary risk taking. The compensation program is designed in light of our desire to maintain an entrepreneurial culture and to incentivize desired performance and growth. The elements of compensation are utilized to accomplish several objectives, including:

•	attract, motivate, and retain management personnel;

•	encourage continued technical development and improve customer satisfaction;

•	stay competitive for talent;

•	encourage and reward individual achievement as well as overall Company performance; and

•	focus on long-term performance (to align the interests of our team with the interests of our shareholders and so as not to encourage inappropriate risk taking).

The compensation program is available to all of our salaried employees generally and in operation provides for the same method of allocation of benefits between executive and non-executive participants. Our compensation program is reviewed and compared to market periodically, though it has not changed significantly in a number of years due to the fact it has continued to accomplish its objectives. Ingenuity of our employees, employee turnover, employee morale, ability to hire, and individual and Company performance are important factors in determining whether our compensation program is consistent with our philosophy and is meeting its objectives. No changes to our compensation system were made this past year based on the determination that our compensation system continues to accomplish its objectives.

Compensation Elements in General

As noted above, the compensation program is comprised of three fundamental elements: (1) base salary; (2) bonus; and (3) stock-based incentives.

Base Pay. Base compensation for executive officers is predicated primarily on:

•	competitive circumstances for managerial talent; and

•	positions reflecting comparable responsibility.

Historically, base salaries for our employees have been relatively low, and stock-based compensation has received more emphasis to encourage and implement our entrepreneurial culture. A variety of factors are considered concerning executive officer compensation which are discussed in more detail below.

Bonuses. Bonus compensation is comprised of two elements:

•	payments under our Profit-Sharing Bonus Plan; and

•	discretionary performance bonuses.

All of our full-time employees, including the CEO and other executive officers, are eligible to share in our Profit-Sharing Bonus Plan after they have completed one full calendar quarter in our employ. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity is distributed quarterly to eligible employees under this plan. During 2013, this Profit-Sharing Bonus Plan paid approximately $30,440,380 to approximately 3,601 employees. In addition, discretionary performance bonuses may be awarded to various managerial and technical employees, including named executive officers, based on individual performance and our overall performance.

Stock-Based Compensation. Stock-based compensation is intended to align the interests of shareholders and executives and other employees by making our executives and other employee shareholders in a meaningful amount. We attempt to foster and maintain an entrepreneurial culture that seems to work best when our employees are owners and, therefore, win when our shareholders win. History and the current climate have confirmed for us that stock-based compensation provides appropriate incentives to incent long-term performance and is also a good retention tool. Stock-based compensation includes:

•	stock options; and

•	restricted stock.

Stock options are granted under our existing Employee Stock Option Plan and restricted stock is granted under our Second Restricted Stock Plan, each of which has been approved by our shareholders. The Employee Stock Option Plan, as amended and restated, is being presented for approval by the shareholders at the 2014 Annual Meeting of Shareholders. Our stock-based incentives vest over time to encourage our employees to take a long-term perspective.

Details of Compensation Program Design

The fundamental elements of our compensation program allow compensation to be impacted by our overall performance and by individual performance as well.

Impact of Performance on Compensation

Each year, the Compensation Committee undertakes a CEO performance review which involves a multi-step process. First, the entire Board of Directors evaluates CEO performance on a variety of factors including:

•	leadership;

•	financial results;

•	recruitment, training, retention, and morale of personnel;

•	strategic planning;

•	succession planning;

•	communications with the Board, management, employees, and shareholders;

•	contributions to our communities and industries in furthering business goals; and

•	Board relations.

The Compensation Committee gathers the results of this evaluation. The Compensation Committee then considers these evaluations and discusses the same with the CEO. Based on the foregoing, the Compensation Committee then makes CEO compensation recommendations to the entire Board of Directors. Pursuant to this process, the CEO’s base salary, discretionary performance bonus, and stock-based awards are determined and approved by the Board. Evaluations are also undertaken for non-CEO executive officers. Through these evaluation processes, the Compensation Committee and the Board can exercise positive or negative discretion concerning compensation decisions. Evaluations of our employees take place on or about the employee’s anniversary date of employment. Specific performance targets are not used as we have found that emphasizing stock-based compensation has not required them.

Instead, the Compensation Committee considers the foregoing factors in varying degrees. In its 2013 review of CEO performance which occurred in August 2013, the Compensation Committee and the Board highlighted positive reviews with respect to leadership, financial results, and customer and community relations. Succession planning and strategic planning were also covered in the 2013 CEO performance review, along with Board relations A variety of factors were considered by the Compensation Committee and the Board of Directors in determining CEO compensation.

Specifics on Elements of Compensation for 2013

Tables. The “Summary Compensation Table for 2013” shows the base salary, bonuses, stock awards, stock option awards and other compensation for each of our named executive officers. Total compensation for each applicable named executive officer is also reflected in that Table. The “Grants of Plan-Based Awards for 2013” Table demonstrates our emphasis on stock-based compensation. The “Outstanding Equity Awards at Fiscal Year-End December 31, 2013,” Table and the “Option Exercises and Stock Vested for 2013” Table further demonstrate the aligning of our executive officers’ interests with those of our shareholders. We continue to believe these compensation elements and the mix of these elements are appropriate for the Company given its culture, performance, industry, and current opportunities and challenges.

Base Salary. The base salaries for our named executive officers are set forth in the “Summary Compensation Table for 2013.” The Company approved guidelines for 2013 that salaried employees, including executive officers, were eligible for an increase in base salary of up to 4 percent per year for performance alone, and up to 10 percent per year total if increased responsibilities are undertaken (or, potentially more in the case of a promotion). These guidelines have been left in place for 2014.

•	For 2013, our CEO received a 4 percent increase in base pay, based on Company guidelines of 0-4 percent. However, Mr. Newton received a 20 percent increase in base pay due to an increase in responsibilities; Mr. Downing received a 45 percent increase in base pay due to a promotion and increase in responsibilities; and Mr. Flynn received an 11 percent increase in base pay due to an increase in responsibilities.

•	Increases were predicated largely on financial performance of the Company during the previous twelve months. The qualitative factors included above in the review of CEO performance also impacted other executive officer compensation determinations.

•	Base salaries for executives still remain relatively low as stock-based compensation is emphasized, consistent with the Company’s entrepreneurial culture.

Bonuses. Profit-Sharing Bonuses, in accordance with the above-described formula, and discretionary performance bonuses for named executive officers are also set forth in the “Summary Compensation Table for 2013.” The Company has approved a guideline such that employees, including executive officers, are eligible for discretionary performance bonuses of up to 50 percent of base salary (or, potentially more, in the case of exemplary performance), based on individual and Company performance as determined in the evaluation process.

•	CEO 2013 discretionary bonus – $0.

•	Other Executive Officer 2013 discretionary bonuses – 0% to 50%.

Discretionary bonuses reflect our Compensation Committee’s and Board of Directors’ positive and negative discretion, and were rewarded to Mr. Newton and Mr. Downing in part for their role in completing the HomeLink acquisition which occurred in 2013. As noted, the Compensation Committee and the Board generally prefer to emphasize stock-based compensation for the CEO, which is evidenced by the CEO not receiving a discretionary bonus in 2013 or 2012.

Stock-Based Compensation. Our named executive officers are also eligible to receive grants of stock options under our Employee Stock Option Plan and grants of restricted stock under our Second Restricted Stock Plan. The Company has approved guidelines so that stock option awards up to an established percentage may be made under our Employee Stock Option Plan and restricted stock awards of up to an established percentage may be made under our Second Restricted Stock Plan, which guidelines in operation provide for the same method of allocation of benefits between executive and non-executive participants. During 2013:

•	CEO – 130,000 stock option shares granted (which is the same number received in the prior year)

•	Other Executive Officers –0 to 21,700 stock option shares granted.

•	Restricted Stock Awards of 5,000 shares (to Mr. Newton), and 9,000 shares (to Mr. Downing)

These awards are predicated on both individual and company performance, while creating incentives to help achieve our long-term goals and align employee interests with those of our shareholders. In particular, in the case of our CEO, the Compensation Committee prefers stock option grants to the CEO rather than more significantly increasing base pay and discretionary bonuses to a level that would be more commensurate with the market for chief executive talent. In light of the fact that our CEO’s base pay is relatively low, and the fact that he received no discretionary bonus or restricted stock award, along with the Company’s emphasis as stock-based compensation, our CEO was granted the foregoing stock option award in 2013, which will only benefit him if our shareholders benefit as well. While the variability of these compensation decisions among our executive officers demonstrates discretion with respect thereto, it also demonstrates how important it is to our culture for all our salaried employees to be compensated within the same parameters.

Our Employee Stock Option Plan (including the amendment and restatement of the same being presented for shareholder approval) makes stock options generally available to all of our salaried employees. All options, including those granted to named executive officers, are granted to employees around the end of the quarter in which their anniversary date of employment occurs at scheduled meetings of the Compensation Committee (except in the case of CEO stock option grants, which are done when approved by the entire Board of Directors). Stock options are only granted at their fair market value on the date of Compensation Committee meetings with all such grants being reviewed and approved by the Compensation Committee (except CEO stock option grants, which are only granted at their fair market value on the date approved by the entire Board). Generally, stock option awards to officers have a seven-year term and become exercisable (as long as employment continues), for 20 percent of the shares on each anniversary of the grant date commencing on the first anniversary of the grant date, although a five-year term might be used in order to accommodate certain circumstances. Stock options for other employees generally carry a five- to seven-year term and similarly vest over time. Restricted stock awards are granted at the discretion of the Compensation Committee at scheduled meetings of the Compensation Committee. Generally, grants of restricted stock to eligible employees, including executive officers, are considered once every three years for each eligible employee. Usually, these share grants are restricted for five years from the date of grant, and as such are viewed as an important retention tool (especially in light of the Company’s historically low base salaries). Dividends are paid on restricted shares so granted if, and to the extent, we pay dividends on our common stock. The vesting schedules associated with stock option and restricted stock awards, in part, discourage excessive and unnecessary risk-taking (especially when considered in connection with the stock ownership guidelines for executive officers).

Other Compensation. All other compensation for named executive officers set forth in the Summary Compensation Table for 2013 includes “matching” contributions by the Company pursuant to our 401(k) plan, restricted stock dividends, the personal use of automobiles by certain executive officers, and certain costs associated with the personal use of Company aircraft, as detailed in the notes to the Summary Compensation Table. Also, membership fees at a local country club are paid for the CEO as detailed in the notes to the Summary Compensation Table. We make available to our executives Company aircraft for personal use, provided it does not conflict with any business purpose for the aircraft. All executives are assessed the value of the incremental costs of personal use of Company aircraft. The cost to the Company related to personal use of Company aircraft is calculated using the SIFL (Standard Industry Fare Level) rates as outlined by the IRS in accordance with Treasury Regulation Section 1.61-21 (Taxation of fringe benefits). Certain costs associated with the personal use of Company aircraft are considered a taxable fringe benefit as reflected in the notes to the Summary Compensation Table for 2013. For tax purposes, the additional income that is considered a taxable fringe benefit is subject to income inclusion as reflected in the notes to the Summary Compensation Table for 2013.

We do not generally utilize any employment agreements (and no employee currently has a written employment agreement) as it has been our practice that all employees, including the CEO and other executive officers, serve the Company on an at-will basis. Similarly, we do not have any “golden parachute” agreements or contracts with current employees that guarantee severance payments or any kind of deferred compensation arrangements or other pensions.

Director Compensation

Our Board of Directors has responsibility for periodically assessing our director compensation program.

During 2013, director compensation was changed such that each director who was not an employee of the Company now receives:

•	$12,000 annual directors’ retainer fee ($3,000 per quarter);

•	$1,750 for each Board meeting attended;

•	$1,250 for each Committee meeting attended; and

•	An option to purchase 6,000 shares of our common stock.

The Lead Independent Director received an additional retainer fee in the amount of $10,000. The Chairmen of our Compensation and Audit Committees also received an additional retainer fee in the amount of $5,000. The nonemployee directors annual option to purchase 6,000 shares of our common stock is at a price per share equal to the closing price of our stock on the NASDAQ on the date of each annual meeting of shareholders in accordance with our shareholder approved 2012 Amended and Restated Nonemployee Director Stock Option Plan. See the Director Compensation Table for 2013. An amendment to increase the annual option to purchase from 6,000 shares to 7,000 shares for each nonemployee director is being presented for shareholder approval. Like executives, Board members may make personal use of Company aircraft if such use does not conflict with any business purpose for the aircraft. The cost to the Company related to such personal use by directors is calculated using SIFL (Standard Industry Fare Level) rates as discussed above. We believe this director compensation to be reasonable and appropriate.

Stock Ownership

The Company has adopted Stock Ownership Guidelines (*) providing that executive officers should own three times their annual salaries in Company common stock and directors should own two times their annual director fees in Company common stock. As noted above, such guidelines help discourage excessive and unnecessary risk-taking in the context of the Company’s emphasis on stock-based compensation.

Impact of Regulatory Requirements

In making compensation design and award decisions, we have considered the ability to deduct compensation in accordance with Internal Revenue Code Section 162(m). We have also considered the impact of Section 16 of the Securities and Exchange Act of 1934 and rules promulgated thereunder. Since we do not have a deferred compensation plan, consideration of the impact of Internal Revenue Code Section 409A in compensation design and award decisions has not been significant. We have also in the past undertaken certain actions disclosed in our SEC filings with respect to the impact of expensing stock-based awards (including stock options) under FASB ASC Topic 718. The executive compensation disclosure rules applicable to annual reports and proxy statements with respect to the disclosure of compensation-related risks for all employees, certain matters related to compensation consultants, reporting of equity awards in the Summary Compensation table, and the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act related to compensation have had no material impact on our decisions regarding compensation. The shareholder advisory vote on named executive officer compensation occurring this year, as well as future shareholder advisory votes on named executive officer compensation will be considered by the Compensation Committee and Board of Directors in making future compensation decisions.

Conclusion

We have reached the conclusion that each individual element of compensation, as well as the total compensation, delivered to our named executive officers and to our directors during 2013 are reasonable, appropriate, and in the best interests of our Company and our shareholders. That determination is based on a continuation of our compensation philosophy and practices which we believe align both the short-term and long-term interests of our employees with those of our shareholders. It remains the case that each element of our compensation program is important to accomplishing the Company’s goals of creating an entrepreneurial environment so that our employees are motivated to remain with us, individually perform to the best of their abilities, and focus on our long-term success.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation earned by the principal executive officer, principal financial officer, and other executive officers for services rendered to the Company for the fiscal year ended December 31, 2013.

Summary Compensation Table for 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards ($)	(2) Option Awards ($)	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	(3) All Other Compen- sation ($)	Total ($)
Fred Bauer,	2013	479,960	103,368	0	1,081,769	—	—	43,697	1,708,794
Chairman and CEO	2012	464,031	80,727	0	830,675	—	—	213,095	1,588,528
	2011	449,397	83,757	0	1,018,163	—	—	24,926	1,576,243
Mark Newton,	2013	296,861	132,426	127,300	165,059	—	—	19,978	741,624
Senior Vice	2012	257,040	94,661	229,000	94,531	—	—	13,051	688,283
President	2011	232,370	63,244	0	112,967	—	—	10,210	418,791
Bruce Los,	2013	210,028	58,156	0	129,576	—	—	18,934	416,694
Senior Vice	2012	198,347	44,477	138,375	74,501	—	—	13,404	469,104
President
Paul Flynn,	2013	179,794	68,945	0	63,971	—	—	10,131	322,841
Vice President –	2012	153,273	51,585	0	45,117	—	—	7,586	257,561
Operations
Steve Downing,	2013	134,057	96,817	229,140	68,458	—	—	8,207	536,679
Vice President –
Finance
Steve Dykman,	2013	186,316	40,058	0	0	—	—	11,063	237,437
Former Vice	2012	178,279	71,379	140,625	90,678	—	—	9,185	490,146
President – Finance	2011	171,352	71,816	0	128,772			11,122	383,062

(1)	For each outstanding restricted stock award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2013, 2012, and 2011, for the assumptions made in the valuation of restricted stock. The actual number of restricted shares granted is shown in the “Grants of Plan-based Awards for 2013” table included in this Proxy Statement. Assuming continued employment with the Company, restrictions on shares lapse upon expiration of five years from date of grant. Dividends are and will be paid on the shares if, and to the same extent, paid on the Company’s common stock. Executive officers are eligible to receive restricted stock awards at the discretion of the Compensation Committee in accordance with the Restricted Stock Plan.
(2)	For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2013, 2012 and 2011, for the assumptions made in the valuation of stock options. The actual number of stock options granted is shown in the “Grants of Plan-based Awards for 2013” table included in this Proxy Statement.
(3)	Other compensation includes the sum of restricted stock dividends and “matching” contributions by the Company pursuant to its 401(k) Plan. In addition, other compensation includes the use of Company automobiles for Messrs. Bauer, Flynn and Los pursuant to the Company’s policy for use of such vehicles and membership fees at a local country club for Mr. Bauer. Other compensation for Mr. Bauer also includes certain costs associated with the personal use of Company aircraft which is subject to income inclusion as a taxable fringe benefit. The Company makes Company aircraft available to the executives when personal use does not conflict with any business purpose for the aircraft. The cost of the flight is calculated using the SIFL (Standard Industry Fare Level) rates published by the IRS in accordance with Treasury Regulation Section 1.61-21 (Taxation of fringe benefits).
(4)	As disclosed in previously filed Form 8-Ks, Mr. Los became an executive officer of the Company effective February 16, 2012, Mr. Flynn became an executive officer effective November 15, 2012, Mr. Downing became an executive officer effective May 17, 2013, and Mr. Dykman was no longer an executive officer as of May 17, 2013.

Grant of Plan-Based Awards

The following table discloses the actual number of restricted stock awards and stock options granted and the grant date of those awards. It also captures potential future payouts under the Company’s nonequity and equity incentive plans.

Grants of Plan-Based Awards for 2013

Name	(1) Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	(2) All Other Option Awards: Number of Securities Underlying Options (#)	(3) Exercise or Base Price of Option Awards ($/Sh)	(4) Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi-mum (#)
Fred Bauer	8/15/13	—	—	—	—	—	—	0	130,000	22.56	1,081,769
Mark Newton	9/27/13 9/30/13	—	—	—	—	—	—	5,000	21,700	25.46 25.59	292,459
Bruce Los	12/30/13	—	—	—	—	—	—	0	13,850	32.83	129,576
Paul Flynn	6/28/13	—	—	—	—	—	—	0	9,170	23.05	63,971
Steve Downing	9/27/13 9/30/13	—	—	—	—	—	—	9,000	9,000	25.46 25.59	297,598
Steve Dykman

(1)	The Grant Date is the date the Compensation Committee met to approve the grants or when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer.
(2)	These options are seven-year options that become exercisable, as long as the employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.
(3)	The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants or as of the day when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.
(4)	Stock option grant date fair values are based on the Black-Scholes option valuation model in accordance with FASB ASC Topic 718. Restricted stock awards represent the aggregate value at the date of grant for shares of common stock awarded under the Company’s Second Restricted Stock Plan. See the Company’s Annual Report (Footnote 5) for the year ended December 31, 2013, for the assumptions made in the valuation of stock options.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2013, for the named executive officers. It also shows restricted stock awards not yet vested as of December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End at December 31, 2013

	Option Awards					Stock Awards
Name	(1) Number of Securities Underlying Unexercised Options (#) Exercisable	(1) Number of Securities Underlying Unexercised Options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	(2) Option Exercise Price ($)	Option Expiration Date	(3) Number of Shares or Units of Stock That Have Not Vested (#)	(4) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fred Bauer	103,000	0	—	21.17	8/9/14	0	0	—	—
	108,000	0	—	16.10	8/14/15
	91,200	22,800	—	14.50	8/13/16
	71,820	47,880	—	18.23	8/12/17
	50,000	75,000	—	24.70	8/11/18
	25,000	100,000	—	18.23	8/16/19
	0	130,000	—	22.56	8/15/20

	449,020	375,680	—			0	0	—	—

Mark Newton	6,912	0	—	14.30	9/30/15	10,200	336,396	—	—
	8,352	2,784	—	14.25	9/28/16	13,260	437,315	—	—
	9,216	6,144	—	19.53	9/30/17	5,000	164,900
	6,576	9,864	—	24.96	9/29/18
	3,618	14,472	—	17.27	9/27/19
	0	21,700	—	25.59	9/30/20

	34,674	54,964	—			28,460	938,611		—

Bruce Los	10,120	0	—	15.85	12/27/14	5,460	180,071	—	—
	10,630	0	—	18.12	12/24/15	7,380	243,392	—	—
	8,848	2,212	—	8.30	12/29/16
	6,972	4,648	—	18.03	12/28/17
	4,928	7,392	—	29.46	12/29/18
	2,662	10,648	—	29.92	12/27/19
	0	13,850	—	18.75	12/30/20

	44,160	38,750	—			12,840	423,463	—	—

Paul Flynn	1,163	0	—	11.71	6/29/14	3,900	128,622	—	—
	3,667	1,223	—	17.98	6/30/15
	3,180	3,180	—	29.81	6/28/16
	1,528	6,112	—	20.50	6/28/19
	0	9,170	—	23.05	6/28/20

	9,538	19,685				3,900	128,622	—	—

Steve Downing	1,750	0	—	14.25	9/28/14	2,000	65,960	—	—
	2,100	1,050	—	19.53	9/30/15	4,000	131,920	—	—
	2,205	2,205	—	24.96	9/29/16	9,000	296,820	—	—
	1,000	4,000	—	17.27	9/27/19
	0	9,000	—	25.59	9/30/20

	7,055	16,255	—			15,000	494,700	—	—

Steve Dykman	2,640	0	—	15.85	12/24/15	6,000	197,880	—	—
	2,772	2,772	—	18.12	12/29/16			—	—
	2,910	5,820	—	8.30	12/28/17
	3,056	9,168	—	18.03	12/29/18
	3,240	12,960	—	29.46	12/29/19

	14,618	30,720	—			6,000	197,880	—	—

(1)	These options become exercisable, as long as employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. Mr. Downing has 14,310 five-year options that become exercisable, as long as employment with the Company continues, for 25 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. These options were granted to Mr. Downing before he became an executive officer of the Company. Mr. Flynn has 12,413 five-year options, and 7,640 seven-year options that become exercisable, as long as employment with the Company continues, for 25 percent and 20 percent respectively, of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. These options were granted to Mr. Flynn before he became an executive officer of the Company.

(2)	The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants, or when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.
(3)	Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant. Dividends are and will be paid on these shares if, and to the same extent, paid on the Company’s common stock.
(4)	Represents the aggregate market value as of 12/31/13 for shares of common stock awarded under the Company’s Second Restricted Stock Plan.

Option Exercises and Stock Vested

The following table contains information regarding the exercise of stock options during the fiscal year ended December 31, 2013, by the following executive officers:

Option Exercises and Stock Vested for 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fred Bauer	98,000	813,400	0	0
Mark Newton	3,840	18,086	0	0
Paul Flynn	3,430	38,410	2,600	59,930
Bruce Los	9,630	115,133	0	0
Steve Downing	648	6,934	0	0
Steve Dykman	32,432	228,679	0	0

The Company has not adopted any long-term incentive plan, defined benefit or actuarial plan, or nonqualified deferred compensation plan, as those terms are defined in applicable laws, rules, and regulation promulgated by the Securities and Exchange Commission. The Company does not have any contracts with its named executive officers linked to a change in control of the Company other than with respect to vesting certain restricted stock or stock option awards which provisions are applicable to all employees receiving such awards.

DIRECTOR COMPENSATION

The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company’s directors during the fiscal year 2013.

Director Compensation for 2013

Name	(1) Fees Earned or Paid in Cash ($)	Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	(3) All Other Compensation ($)	Total ($)
Gary Goode	47,250	—	54,297	—	—	0	101,547
Pete Hoekstra	14,500	—	54,297			0	68,797
Arlyn Lanting	26,500	—	54,297	—	—	521	81,318
John Mulder	21,000	—	54,297	—	—	0	75,297
Richard Schaum	30,500	—	54,297	—	—	0	84,797
Fred Sotok	21,000	—	54,297	—	—	0	75,297
Jim Wallace	39,000	—	54,297	—	—	0	93,297

(1)	Directors who are employees of the Company receive no compensation for services as a director. During 2013, changes were made such that directors who are not employees of the Company now receive a director’s retainer in the amount of $12,000 per year ($3,000 per quarter) plus $1,750 for each meeting of the Board attended and $1,250 for each committee meeting attended. Changes were also made such that directors who chair the Compensation Committee and/or the Audit Committee now each receive an additional retainer fee in the amount of $5,000 per year. The Lead Independent Director now receives an additional annual retainer fee in the amount of $10,000 as well.
(2)	Immediately following each Annual Meeting of Shareholders nonemployee directors are entitled to receive an option to purchase 6,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s stock on NASDAQ on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of grant. For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2013, 2012, and 2011 for the assumptions made in the valuation of stock options.
(3)	The Company also makes Company aircraft available to directors for personal use if such use does not conflict with any business purpose for the aircraft. The cost of the flight is calculated using the SIFL (Standard Industry Fare Level) rates published by the IRS in accordance with Treasury Regulation Section 1.61-21 (Taxation of fringe benefits).

The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2013:

Executive Compensation Plan Summary

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation Plans approved by Shareholders	9,998,222	21.632	4,067,185
Equity Compensation Plans not approved by Shareholders	—	—	—

Total	9,998,222	21.632	4,067,185

Compensation Committee Interlocks and

Insider Participation

The Compensation Committee, which includes Messrs. Goode (Chairman), Schaum, and Wallace, is currently comprised solely of members of the Company’s Board of Directors who are independent under the applicable NASDAQ listing standards. The Compensation Committee is responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers.

CERTAIN TRANSACTIONS

The Audit Committee of the Company reviews and approves all related party transactions in accordance with its Charter. The Code of Business Conduct and Ethics requires directors, officers, and employees to report these types of matters. In addition, the Company uses questionnaires for its directors and officers annually in part to discover any unreported related-party transactions. The approval of the Audit Committee is required for related-party transactions.

Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company’s fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a “net” lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 2013, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same (as it has been for a number of years). The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

The Company is highly selective, and hires new employees based upon merit. Employees may also be eligible for certain other benefits which are similarly available on no less favorable terms to other employees of the Company at the same level and pay rate. Family members of any employee are not discouraged from seeking employment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee and Board of Directors have selected, and submits to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2014. The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	2013	2012
Audit Fees	$348,700	$277,900
Audit-Related	69,600	—
Tax Fees	263,867	—
All Other	—	—

Total	$682,167	$277,900

Audit fees include the annual audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, timely quarterly reviews, foreign statutory audits and consultations concerning accounting matters associated with the annual audit. Audit-related fees principally include due diligence in connection with acquisitions. Tax fees principally consist of fees for tax advice and due diligence in connection with acquisitions. All non-audit services, including those indicated above, are pre-approved by the Audit Committee pursuant to the Revised Audit Committee Procedures for Approval of Audit and Non-audit Services by Independent Auditors, which is attached as Appendix A to this Proxy Statement.

Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Audit Committee and Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment. If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee. Accordingly, you may vote on the following resolution at the 2014 Annual Meeting of Shareholders:

RESOLVED, that Ernst & Young LLP be and hereby is ratified to serve as the independent auditors of the Company for the fiscal year ended December 31, 2014.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year ended December 31, 2014.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the detail under the Compensation Discussion and Analysis, the Company’s compensation system is intended to create and maintain an entrepreneurial culture; motivate employees to continue technical developments and improve customer satisfaction; and create and maintain teamwork (as all salaried employees are subject to the same system). The Company’s current pay (salary and bonus) has, historically, been relatively low, in favor of stock-based compensation. The Company believes that by emphasizing stock-based incentives, the interests of our named executive officers (and all salaried employees) are aligned with the interests of our shareholders, while remaining appropriately structured so as not to encourage inappropriate risk taking. Shareholders are encouraged to read the Compensation Discussion and Analysis, the Company compensation tables, and the related narrative disclosure.

In accordance with certain legislation, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for named executive officers (sometimes referred to as “say-on-pay”). Accordingly, you may vote on the following resolution at the 2014 Annual Meeting of Shareholders:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure is hereby APPROVED.

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome this advisory vote when considering future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to Item 402 of Resolution S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure.

PROPOSAL TO ADOPT GENTEX CORPORATION EMPLOYEE STOCK OPTION PLAN

Subject to approval by the Company’s shareholders, the Board of Directors of the Company adopted the Gentex Corporation Employee Stock Option Plan (the “Plan”) which replaces a comparable plan scheduled to expire. The shareholders will be asked to consider and approve the Plan at the 2014 Annual Meeting. The following paragraphs summarize the principal features of the Plan, and the full text of the Plan is appended to this Proxy Statement as Appendix C:

Purpose

The purpose of the Plan is to provide an opportunity to use stock options as a means of recruiting new managerial and technical personnel and for certain employees of the Company to purchase shares of capital stock of the Company and thereby have additional incentive to contribute to the prosperity of the Company.

Eligibility and Administration

Only employees of the Company are eligible to participate in the Plan. The Plan is administered by the Compensation Committee.

Shares Subject to the Plan

A maximum of 12,000,000 million shares of the Company’s common stock, par value $.06 per share, are authorized for sale under the Plan, subject to appropriate adjustments as the result of stock dividends, stock splits, reverse stock splits, combinations or reclassifications of the Company’s common stock, or any other increase or decrease in the number of issued and outstanding shares of the Company.

New Plan Benefits

The number of shares subject to options granted under the Plan to any single optionee during any one year and/or over the duration of the Plan shall not exceed twenty percent (20%) of the total number of shares authorized under the Plan. The Plan is available to all salaried employees generally and in operation provides for the same method of allocation between executive and non-executive participants. Grants to executive officers for the most recently completed fiscal year under the existing plan are set forth in the Grant of Plan-Based Awards table set forth herein.

Operation of the Plan

The Plan provides for the granting of options which qualify as incentive stock options as defined by Section 422 of the Internal Revenue Code and nonqualified stock options which are options that are not incentive stock options. The exercise price of an option may not be less than 100% of the per share fair market value of the Company’s common stock on the day that it is granted. The closing price of the Company’s common stock on February 24, 2014, was $31.45 per share. Upon exercise, the price must be paid in full. Such price may be paid in cash and/or surrendered previously issued shares or outstanding options.

Exercise of Options

Options may be exercised in whole or in part after such dates as may be specified in the option agreements and no option may extend for a period of more than ten years. Individual option agreements will contain such termination provisions as the Compensation Committee deems advisable, except that no option will be exercisable more than 12 months after termination of employment on account of death or disability, nor more than three months after termination of employment for any other reason, without specific approval of the Compensation Committee.

Nontransferability of Options

Options are not transferable, except by will and pursuant to the laws of death and distribution upon an optionee’s death, and except for certain estate planning transfers permitted by the Plan. During the lifetime of an optionee, options may only be exercised by optionee, or a permitted transferee.

Amendment and Termination

The Plan, as amended and restated, will terminate on February 20, 2024, unless earlier terminated by the Board of Directors. The Board of Directors may terminate the Plan at any time provided no amendments may, without shareholder approval: (a) have the effect of a repricing (lowering the exercise price of an option already granted or cancelling an option in exchange or substitution for another option when the exercise price of the option is equal to or greater than fair market value of the underlying stock); (b) increase the aggregate number of shares that may be issued under the Plan; (c) decrease the price at which options may be granted; (d) amend the maximum number of shares which may be granted to any one optionee; or (e) modify the eligibility requirements.

Summary of Federal Income Tax Consequences

The following paragraph summarizes the federal income tax consequences with respect to options under the Plan, based upon management’s understanding of the existing federal income tax laws.

Incentive Stock Options. No tax consequences will result, except in the case of an optionee subject to alternative minimum tax, to the optionee or the Company from the grant of an incentive stock option to or the exercise of such an option by the optionee. Instead, the optionee will recognize gain or loss when the Shares received upon exercise or the options are sold or disposed. For purposes of determining the gain or loss, the optionee’s basis in shares will be the option price. If the date of sale or disposition of shares is at least two years after the date of grant of the option or at least one year after receipt of the shares upon exercise of the option, the optionee will be entitled to capital gain treatment on the sale or disposition.

The Company will generally not be allowed a deduction with respect to an incentive stock option grant, exercise, or sale. If an optionee, however, fails to meet the holding period requirements or makes a disqualifying disposition of the Plan, any gain realized upon sale or a disposition of the shares received upon exercise will be treated as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on sale or disposition) over the option price. In that case, the Company will be allowed a corresponding deduction.

The amount, if any, upon which the fair market value of the shares transferred to the optionee upon the exercise of the option exceeds the option price may constitute an item of tax preference, subject, in certain circumstances, to alternative minimum tax.

Nonqualified Stock Options. The primary difference between incentive stock options and nonqualified stock options is their tax treatment. No tax consequence will result to the optionee or the Company from the grant of a nonqualified stock option. Unlike an incentive stock option, the optionee will generally be taxed at ordinary income rates at the time the optionee exercises a nonqualified stock option. The amount taxed will be the difference between the fair market value of the stock acquired through the exercise of the option and the price paid by the optionee for such stock. The Company will generally be entitled to a corresponding deduction. If the stock received by the optionee upon exercise of the nonqualified stock option is not transferrable or is subject to a substantial risk of forfeiture, the optionee may not be taxed at the time of exercise (and, in such case, the Company would not be entitled to a corresponding deduction).

Assuming the option was taxed upon the exercise of a nonqualified stock option, any gain on a subsequent sale of the stock acquired upon exercise will be taxed at capital gain rates. For purposes of determining gain or loss, an optionee’s basis in shares will be the option price paid upon exercise plus any income upon which tax is paid by the optionee at the time of the exercise.

The rules governing tax treatment of stock options and shares acquired under various tax-favored plans, such as the Plan, are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

A majority of votes cast at the Annual Meeting of Shareholders, in person or by proxy, on the proposal to adopt the Employee Stock Option Plan is required for approval. Accordingly, you may vote on the following resolution at the 2014 Annual Meeting of Shareholders:

RESOLVED, that the Employee Stock Option Plan be and hereby is approved.

The Board of Directors unanimously recommends a vote FOR approval of the Employee Stock Option Plan.

PROPOSAL TO AMEND AMENDED AND RESTATED 2012 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

Subject to approval by the Company’s shareholders, the Board of Directors of the Company adopted an amendment to the Gentex Corporation 2012 Amended and Restated Nonemployee Director Stock Option Plan (the “Amendment”) to increase the number of options issued to a nonemployee director each year. The 2012 Amended and Restated Nonemployee Director Stock Option Plan was approved by the shareholders of the Company in 2012. The shareholders will be asked to consider and approve the Amendment at the Annual Meeting. The following paragraphs summarize the Amendment, and the full text of the Amendment is appended to this Proxy Statement as Appendix D:

Purpose

The purpose of the 2012 Amended and Restated Nonemployee Director Stock Option Plan is to make service on the Board of Directors more attractive to present and prospective outside directors, since the continued services of qualified nonofficer, or outside directors, are considered essential to the sustained progress of the Company. In addition, the 2012 Amended and Restated Nonemployee Director Stock Option Plan encourages stock ownership by outside directors. If the Amendment is approved, each newly elected director, at the time of election, will receive an option for 7,000 shares of the Company’s common stock, and incumbent directors and nominees listed under the table under the caption “Election of Directors” will be eligible to receive an annual option in that same amount under the Plan, except for those directors who are also employees of the Company.

Shares Subject to the Plan

The aggregate number of shares of the Company’s common stock, which may be issued under the 2012 Amended and Restated Nonemployee Director Stock Option Plan will remain five hundred thousand (500,000) shares, subject to certain adjustments to prevent dilution. If any option or any portion of an option is terminated or surrendered for any reason without being exercised, the shares subject to the unexercised portion of the option shall be available for subsequent option grants.

New Plan Benefits

2012 Amended and Restated Nonemployee Director Stock Option Plan (as amended)

Name of Nonemployee Director/Candidate	Number of Option Shares
Gary Goode	7,000
Pete Hoekstra	7,000
Jim Hollars (New Nominee)	7,000
John Mulder	7,000
Richard Schaum	7,000
Frederick Sotok	7,000
Wallace Tsuha	7,000
James Wallace	7,000

Nonemployee Directors as a Group	49,000

The foregoing represents an incremental grant of 1,000 options to be made annually to each nonemployee director provided the Amendment is approved by the Shareholders.

Terms of Options

The eligibility, administration, and terms of the options granted under the 2012 Amended and Restated Nonemployee Director Stock Option Plan will be the same as those currently in place, except that each annual option for nonemployee directors will be for seven thousand (7,000) shares (rather than six thousand (6,000) shares). Such options will continue to have an exercisable price equal to the fair market value as of the date of grant. The fair market value of a share of common stock shall be equal to the closing sale price per share of common stock on the date of grant as quoted on the NASDAQ Global Select Market. The closing price of the Company’s common stock on February 24, 2014, was $31.45 per share. Options may be exercised only during certain periods of ten business days following the second business day after publication of the Company’s annual or quarterly financial reports, and only following the expiration of six months after grant. The exercise price must be paid in cash and/or surrender of previously issued shares. Option agreements will require directors to serve the term to which they are elected.

Amendment and Termination

The Board of Directors has the power to suspend, discontinue, revise, or amend the 2012 Amended and Restated Nonemployee Director Stock Option Plan, as amended, except that no amendment may change the number of shares subject to such plan, change the designation of class of directors eligible to receive options, materially increase the benefits accruing to participants under such plan, or alter or impair any rights or obligations of any option previously granted without the consent of the optionee, unless approval of the shareholders is obtained.

Federal Income Tax Consequences

All options to be granted under the Plan are nonstatutory stock options as further described earlier in this Proxy Statement.

Other Incentive Plans

Other than the 2012 Amended and Restated Nonemployee Director Stock Option Plan, the Company does not currently have, and has not had within the past five years, in effect any provision for outside directors under any bonus, profit sharing, retirement, stock option or purchase, deferred compensation, or other incentive plan.

A majority of votes cast at the Annual Meeting of Shareholders in person or by proxy on the proposal to adopt the amendment to the 2012 Nonemployee Director Stock Option Plan is required for approval. Accordingly, you may vote on the following resolution at the 2014 Annual Meeting of Shareholders:

RESOLVED, that the amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan be and hereby is approved.

The Board of Directors recommends a vote FOR approval of the amendment to the 2012 Amended and Restated Nonemployee Director Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that: Mr. Dykman was late with reporting the disposition of 7,500 shares related to a restricted stock cancellation in July 2013 as part of his separation from Gentex Corporation.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder intended to be presented at the 2015 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 North Centennial Street, Zeeland, Michigan 49464, no later than December 5, 2014, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting. In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials. To be timely, such a shareholder’s notice must be delivered, or mailed and received at, the Company’s headquarters as set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

The Company’s Annual Report to Shareholders, including financial statements, is being delivered to shareholders with this Proxy Statement.

Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment. Discretionary authority to do so is included in the Proxy.

The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail and e-mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has not retained any third party to help solicit proxies but reserves the right to do so. In addition, the Company will reimburse brokers, nominees, custodians, and other fiduciaries for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Mark W. Newton
Secretary

April 4, 2014

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APPENDIX A

Revised Audit Committee

Procedures for Approval of Audit and Non-Audit

Services by Independent Auditors

The following procedure is adopted by the Audit Committee relating to the approval of audit and non-audit services provided by the Company’s independent auditors.

1.	The Committee has reviewed and approved work to be performed by the independent auditors in the areas of tax, audit and advisory services and subcategories within each category as designated on the attached schedule.

2.	Any additional audit and non-audit work performed by the independent auditors that is not included on the attached schedule must be specifically pre-approved as follows:

a.	If the proposed independent auditors’ engagement is equal to or less than $50,000, the Chairman of the Audit Committee must pre-approve the work and will communicate his approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee.

b.	If the proposed independent auditors’ engagement is greater than $50,000, the full Audit Committee must pre-approve the work.

3.	The independent auditors may not conduct any work that is prohibited by applicable SEC rules or regulations.

Effective February 20, 2014

APPENDIX B

GENTEX CORPORATION

RESTATED ARTICLES OF INCORPORATION

ARTICLE III

The total number of shares of all classes of stock which the corporation shall have the authority to issue is 405,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $.06 per share, and 5,000,000 shares of Preferred Stock, no par value.

The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation, and other rights, preferences, and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board, is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

APPENDIX C

GENTEX CORPORATION

GENTEX CORPORATION EMPLOYEE STOCK OPTION PLAN

(As Amended and Restated, February 20, 2014)

1. Purpose. The purpose of the Plan is to provide an opportunity to use stock options as a means of recruiting new managerial and technical personnel and for certain employees of the Corporation to purchase shares of capital stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation.

2. Definitions. The following terms are defined for use herein as follows:

a. “Board” means the Board of Directors of the Corporation.

b. “Common Stock” means the common stock (par value $.06 per share) of the Corporation.

c. “Committee” means the Compensation Committee of the Board.

d. “Corporation” means Gentex Corporation and any subsidiary corporation where Gentex Corporation owns fifty percent (50%) or more of the combined voting power of all outstanding securities within the meaning of the applicable provisions of the Code.

e. “Market Value” means the mean of the closing sale price per share of Common Stock on the National Association of Securities Dealers Automated Quotation System or any successor system (“NASDAQ”) for the day on which the particular option is granted, or, if such prices of shares of Common Stock are not reflected on the NASDAQ on that date, then on the next preceding date on which there was a sale of such shares of Common Stock reflected on NASDAQ.

f. “Optionee” means any employee to whom an option has been granted under the Plan.

g. “Option Agreement” means an agreement evidencing options as provided in Paragraph 7 of the Plan.

h. “Plan” means this Employee Stock Option Plan of the Corporation as in effect from time to time.

i. “Option Price” means the purchase price for Common Stock under an option, as determined under Paragraph 7 of this Plan.

j. “Code” means the Internal Revenue Code of 1986, as amended.

k. “Incentive Stock Option” or “ISO” shall mean an option to purchase shares of Common Stock granted pursuant to this Plan, which is designated as an Incentive Stock Option within the meaning, and which is intended to meet the requirements, of Section 422 of the Code and the regulations promulgated thereunder.

l. “Nonqualified Stock Option” or “NQSO” shall mean an option to purchase shares of Common Stock granted pursuant to this Plan, which is not an Incentive Stock Option.

3. Shares.

a. The total number of shares of the Common Stock which may be sold under the Plan shall not exceed twelve million (12,000,000) shares, except that the total number of shares which may be sold under the Plan may be increased to the extent of adjustments authorized by Paragraph 10.

b. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not delivered under such option shall be available for options subsequently granted.

c. The number of shares of Common Stock subject to options granted under the Plan to any single Optionee during any one year and/or over the duration of the Plan shall not exceed twenty percent (20%) of the total number of shares available under the Plan.

4. Administration.

a. The Plan shall be administered by the Committee. The Committee shall determine the employees to be granted options, the amount of stock to be optioned to each employee, and the terms of the options to be granted. The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan, and to adopt forms and procedures for the administration of the Plan. All determinations made by the Committee with respect to the Plan shall be final and conclusive.

b. The granting of any option pursuant to this Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan.

c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan’s administration by any appropriate person or persons.

5. Eligibility. Only employees of the Corporation shall be eligible to participate in the Plan. The Committee shall determine, in its discretion, whether or not an individual is eligible to participate in the Plan. An employee who has been granted an option under this Plan or any other plan of the Corporation may be granted additional options.

6. Exercise Price. The per share exercise price of each option granted under the Plan shall be at least one hundred percent (100%) of the Market Value of a share of Common Stock; provided, however, any option granted to a participant possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation shall be at an Option Price not less than one hundred ten percent (110%) of the Market Value of a share of Common Stock and shall not be exercisable after the expiration of five years from the date the option is granted.

7. Terms of Options. Each option shall be evidenced by a written agreement containing such terms and conditions as are set by the Board or the Committee, including without limitation the following:

a. Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

b. Exercise Price. Each Option Agreement shall state the exercise price, consistent with the terms of the Plan.

c. Medium and Time of Payment. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in full upon exercise, and may be paid: in cash; or in full or in part, by the surrender of Common Stock owned by the Optionee valued at fair market value or by the surrender of Option rights hereunder that are then exercisable, valued at the difference between the Option Price and the fair market value of the underlying Common Stock. Promptly after the exercise of an Option and the payment of the full Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing ownership of such Common Stock or such other documentation of such shares as reasonably determined by the Corporation. An Optionee, however, shall have none of the rights of a shareholder until those shares are properly issued to the Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued, except as provided in Paragraph 10 of this Plan.

d. Term and Exercise of Options. Each option shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the Option Agreement. In no event, however, shall any option be exercisable less than one (1) year from the date of grant or more than ten (10) years from the date of grant.

e. Administrative Discretion. The Committee may in its discretion vary, among employees and among options granted to the same employee, any and all of the terms and conditions of options granted under the Plan, including the term during which and the amounts in which and dates at or after which such options may be exercised.

8. Transferability of Options and Common Stock. Except as permitted herein, options under this Plan may not be transferred except by will or according to the laws of descent and distribution. During the lifetime of the Optionee, an option may be exercised only by the Optionee, a guardian, a legal representative, or as otherwise set forth herein. After an Optionee’s death, options that were exercisable at the date of death may be exercised at any time within one year after the date of death, subject to prior expiration, by the executor or administrator of the Optionee’s estate, any person(s) who acquired the option directly from the Optionee by bequest or inheritance, or any person designated specifically in a written designation signed by the Optionee and filed with the Committee prior to the date of death. The Corporation may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, legend any certificate representing, or otherwise mark, shares issued pursuant to the exercise of an option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

9. Termination of Options. Each Option Agreement shall contain such provisions as the Committee may deem advisable for termination of the option in the event of, and/or exercise of the option after the Optionee’s death, disability, or termination of employment by the Corporation. No option may be exercised more than three (3) months after the termination of the Optionee’s employment by the Corporation, nor more than twelve (12) months after the Optionee shall have died or become disabled, without the specific approval of the Committee. Option agreements may also contain, in the discretion of the Committee, provisions for termination of options and/or acceleration of exercise rights in the event of any merger or consolidation of the Corporation with, or acquisition of the Corporation or substantially all of its assets by, any other corporation or entity. Nothing in the Plan or in any option shall limit or affect in any way the right of the Corporation to terminate an Optionee’s employment at any time nor be deemed to confer upon any Optionee any right to continue in the employ of the Corporation.

10. Adjustment Provision. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, reverse stock split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation, the aggregate number and class of shares available under this Plan, any per person limitations, and the number of shares subject to each outstanding option, together with the option prices, shall be appropriately and proportionately adjusted by the Board and/or the Committee. The Board’s or the Committee’s determination with respect to such adjustment shall be final and conclusive. No adjustment, however, shall be made in a manner that would cause any Incentive Stock Option to not meet the requirements of Section 422 of the Code.

11. Effective Date of Plan, Termination and Amendment. The February 20, 2014 Plan restatement and adoption become effective as of the date the restatement and adoption, provided that the Plan is subsequently approved, at a duly called meeting (or any adjustment thereof), by the Corporation’s shareholders, not later than the first anniversary of the restatement and adoption. Unless earlier terminated by the Board, the Plan shall terminate on the date ten (10) years subsequent to the date of the restatement and adoption of the Plan. The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interest of the Corporation, provided that no such amendment may: (a) have the effect of a repricing (lowering the exercise price of an option already granted or cancelling an option in exchange or substitution for another option or award where the exercise price of the option is equal to or greater than the fair market value of the underlying stock); (b) increase the aggregate number of shares that may be issued under the Plan (except as provided in Paragraph 10); (c) decrease the price at which options may be granted; (d) amend the maximum number of shares set forth in Paragraph 3(c) which may be granted to any single Optionee (except as provided in Paragraph 10); or (e) modify the eligibility requirements set forth in Paragraph 5.

12. Disqualifying Assignments. At the request of an Optionee, the Committee may authorize the amendment of any Option Agreement in order to permit an assignment of the option, in whole or in part, to any Authorized Transferee as hereinafter defined, subject to such procedures and conditions as the Committee may establish from time to time; provided, however, any such amendment may result in disqualification of the option from favorable tax treatment under the applicable provisions of the Code and the Company shall have no responsibility for that, or any other adverse tax consequence that results from such an amendment. The amendment shall: (a) permit transfers only to the Optionee’s spouse and/or the Optionee’s descendants, and/or to a trust created primarily for the benefit of the Optionee, the Optionee’s spouse, and/or the Optionee’s descendants (“Authorized Transferee”); (b) prohibit payment of any consideration by the Authorized Transferee to the original Optionee; (c) prohibit any further transfer of the option; (d) provide that the Authorized Transferee shall succeed to all of the rights and benefits (except any right to further transfer the option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee; (e) and set forth such other conditions, terms, and provisions as the Committee may require in the exercise of its discretion. All rights, benefits, obligations, conditions, and limitations of any option transferred to an Authorized Transferee shall be determined as if the original Optionee continued to hold the option, whereby provisions of this Plan dealing with the death or disability of an Optionee will continue to refer to the original Optionee, regardless of whether the option has been transferred to an Authorized Transferee. Options may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee as the case may be. In the event of an Optionee’s death, options may be exercised to the same extent exercisable by the Optionee at the date of death, at any time prior to the earlier of the specified expiration date, or a date after the Optionee’s death specified in the Option Agreement by any of the following persons: (i) personal representatives of the estate of the Optionee; (ii) any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance; (iii) any person designated to exercise the option by means of a specific written designation executed by the Optionee and filed with the Corporation prior to the Optionee’s death; or (iv) an Authorized Transferee.

13. No Loans. The Corporation shall not lend money to any employee to finance any transaction under the Plan.

14. Types of Stock Options. The Committee shall have the authority to grant to any eligible employee one or more Incentive Stock Options, Nonqualified Stock Options, and/or a combination of both types of options. To the extent that any option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such option or the portion thereof that does not qualify shall constitute a separate NQSO. Whenever possible, each provision in this Plan and of each ISO granted pursuant to this Plan shall be interpreted in such a manner as to entitle each ISO granted pursuant to this Plan to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or of any ISO granted pursuant to this Plan shall be held not to comply with requirements necessary to entitle such ISO to such tax treatment, then: (a) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the ISO to the tax treatment afforded under Section 422 of the Code, and (b) all other provisions of this Plan and the applicable ISO shall remain in full force and effect. If any Option Agreement for an ISO granted pursuant to this Plan does not explicitly include any terms required to entitle such ISO to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such ISO and the ISO shall be deemed to have been granted subject to all such terms. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under this Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of Optionees affected, to disqualify any ISO under such Section 422. The aggregate Market Value of the shares of Common Stock with respect to which one or more ISOs (or other incentive stock options, within the meaning of Section 422 of the Code, under all other option plans of the Corporation), that are exercisable for the first time by an Optionee during any calendar year, shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

CERTIFICATION

The foregoing Plan was duly adopted by the Board of Directors, effective February 20, 2014, subject to the approval of the Corporation’s shareholders.

Mark W. Newton, Secretary
Gentex Corporation

APPENDIX D

AMENDMENT TO THE

GENTEX CORPORATION

2012 AMENDED AND RESTATED

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

This Amendment to the Gentex Corporation 2012 Amended and Restated Nonemployee Director Stock Option Plan (“Amendment”) is adopted by the Board of Directors (the “Board”) of Gentex Corporation, a Michigan corporation (the “Company”), as of the 20th day of February, 2014, with reference to the following:

A. The Gentex Corporation 2012 Amended and Restated Nonemployee Director Stock Option Plan (the “Plan”) was originally approved by the Company’s Board on February 16, 2012, and was approved by the Company’s shareholders on May 17, 2012.

B. The Board has elected to amend the Plan, contingent upon approval by shareholders of the Company. As such, this Amendment is subject to the approval of the shareholders of the Company.

Now, therefore, the Plan is amended as follows:

1. In Section 1.4 of the Plan, each instance of “six thousand (6,000)” shall be deemed replaced by “seven thousand (7,000).”

2. In all other respects, the Plan shall continue in full force and effect.

CERTIFICATION

The foregoing Amendment was duly adopted by the Board of the Company effective February 20, 2014, subject to the approval of the Company’s shareholders.

Mark W. Newton, Secretary
Gentex Corporation

©2014, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 600 NORTH CENTENNIAL STREET ZEELAND, MI 49464 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS ATTN: MARK W. NEWTON If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M71473-P51153 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GENTEX CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you number(s) of the nominee(s) on the line below. vote FOR the following: 1. Election of Directors for a one-year term: ! ! ! NOMINEES: 01) Pete Hoekstra 04) Mark Newton 02) James Hollars 05) Richard Schaum 03) John Mulder 06) Fred Sotok The Board of Directors recommends you vote FOR the For Against Abstain The Board of Directors recommends you vote FOR the For Against Abstain following proposal: following proposal: 2. To consider a proposal to amend the Restated Articles of Incorporation to increase the authorized shares of ! ! ! 5. To consider a proposal to approve the Employee Stock common stock. Option Plan. The Board of Directors recommends you vote FOR the The Board of Directors recommends you vote FOR the following proposal: following proposal: 3. To ratify the appointment of Ernst & Young LLP as 6. To consider a proposal to amend the 2012 Amended and ! ! ! the Company’s auditors for the fiscal year ended Restated Nonemployee Director Stock Option Plan. December 31, 2014. The Board of Directors recommends you vote FOR the NOTE: Such other business as may properly come before the following proposal: meeting or any adjournment thereof. 4. To approve, on an advisorty basis, compensation of the ! ! ! Company’s named executive of?cers. For address changes and/or comments, please check this box and write them on the back where indicated. Yes No Please check this box if you plan to attend the meeting. Please check this box if you wish to receive only one annual report, proxy statement, prospectus or other disclosure document at the address shown on this proxy card. NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M71474-P51153 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GENTEX CORPORATION The undersigned hereby appoints Mark Newton and Steve Downing, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gentex Corporation Common Stock, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Gentex Corporation to be held May 15, 2014, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 (amend Restated Articles of Incorporation); FOR PROPOSAL 3 (ratify the auditors); FOR Proposal 4 (approve compensation for named executive officers); FOR PROPOSAL 5 (Employee Stock Option Plan); FOR Proposal 6 (amendment to 2012 Amended and Restated Nonemployee Director Stock Option Plan), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Address Changes/Comments:(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)